SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2008

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2008, our Board of Trustees approved annual cash incentive bonuses for Jon E. Bortz, our Chairman of the Board, President and Chief Executive Officer, Michael D. Barnello, our Chief Operating Officer and Executive Vice President of Acquisitions, and Hans S. Weger, our Chief Financial Officer, Executive Vice President, Secretary and Treasurer (the “Named Executive Officers”). Messrs. Bortz, Barnello and Weger were awarded annual cash incentive bonuses of $459,000, $253,125 and $253,125, respectively. According to Securities and Exchange Commission (“SEC”) disclosure rules, the annual cash incentive bonus awarded to each Named Executive Officer for 2006 and 2007 is shown in two columns of the Summary Compensation Table below. For 2007, the entire bonus awarded according to the bonus formula discussed in the paragraph below is reflected in the “Non-Equity Incentive Plan Compensation” column. Additional discretionary cash bonus amounts awarded, if any, are shown in the “Bonus” column. No additional discretionary amount was awarded to the Named Executive Officers for 2007.

As previously disclosed on our proxy statement filed with the SEC, the annual cash incentive bonus is the product of the Named Executive Officer’s annual target bonus (which is a percentage of his annual base salary) and a formula number. Depending on the achievement of the predetermined targets, the actual annual cash incentive bonus may be less than or greater than (subject to a cap) the target bonus. For 2007, the absolute calculation of the annual cash incentive bonus was 90% of the target bonus.

The Summary Compensation Table for the year ended December 31, 2007 is shown below and updated from the proxy statement to reflect the annual cash incentive bonus compensation and the total compensation. For more information about amounts shown below and the assumptions made with respect to the share awards or to review the table footnotes, please refer to the Company’s proxy statement as previously filed with the SEC.

Summary Compensation Table

The amounts shown represent the compensation paid to our Named Executive Officers for the year shown as consideration for services rendered to us.

With respect to long-term equity incentive awards, the dollar amounts indicated in the table are the compensation expense incurred in the respective fiscal year related to such long-term equity incentive awards, as calculated pursuant to FAS 123R. For example, the amounts shown in the “Share Awards” column indicate the fiscal year 2007 amortization, in accordance with the applicable accounting literature, of all outstanding awards. Such amortization includes amortization of awards made in earlier years and amortization of awards made in 2007. The full grant date fair values of the long-term equity incentive awards made in 2007 are indicated in the last column of the “2007 Grants of Plan-Based Awards” table in the Company’s proxy statement previously filed with the SEC.

Name and Principal Position	Year	Salary	Bonus	Share Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Jon E. Bortz	2007	$510,000	—	$1,083,222	$459,000	$307,896	$2,360,118
Chairman of the Board, President and Chief Executive Officer	2006	475,000	$47,500	516,377	712,500	110,636	1,862,013

Michael D. Barnello	2007	375,000	—	686,047	$253,125	228,942	1,543,114
Chief Operating Officer and Executive Vice President of Acquisitions	2006	350,000	25,000	369,268	375,000	95,443	1,214,711

Hans S. Weger	2007	375,000	—	660,761	253,125	213,519	1,502,405
Chief Financial Officer and Executive Vice President, Treasurer and Secretary	2006	350,000	25,000	352,616	375,000	77,737	1,180,353

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Hans S. Weger
Hans S. Weger
Executive Vice President, Treasurer and Chief Financial Officer

Dated: March 20, 2008